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                                                                      EXHIBIT 21

                SUBSIDIARIES OF AMERICAN ACHIEVEMENT CORPORATION

COMMEMORATIVE BRANDS, INC.

CBI NORTH AMERICA, INC.

TAYLOR SENIOR HOLDINGS CORP.

TAYLOR PUBLISHING COMPANY

TP HOLDING CORP.

TAYLOR PUBLISHING MANUFACTURING, L.P.

TAYLOR MANUFACTURING HOLDINGS, LLC

EDUCATIONAL COMMUNICATIONS, INC.